Exhibit 99.1

NUMBER SIX SOFTWARE, INC. AND SUBSIDIARIES
AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Number Six Software, Inc. and Subsidiaries

Table of Contents

Page

Independent Auditor’s Report	1

Audited Consolidated Financial Statements

Consolidated Balance Sheet	2 - 3

Consolidated Statement of Operations	4

Consolidated Statement of Deficiency in Stockholders’ Equity	5

Consolidated Statement of Cash Flows	6 - 7

Notes to Consolidated Financial Statements	8 - 22

Independent Auditor’s Report

Board of Directors

Number Six Software, Inc.

Vienna, Virginia

We have audited the accompanying Consolidated Balance Sheet of Number Six Software, Inc. and Subsidiaries as of December 31, 2006, and the related Consolidated  Statements of Operations, Deficiency in Stockholders’ Equity and Cash Flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Number Six Software, Inc. and Subsidiaries as of December 31, 2006, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, on January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment.

/s/ Aronson & Company
Rockville, Maryland
July 31, 2007, except for the matters discussed in Notes 8, 16 and 21 as to which the date is January 23, 2008

December 31, 2006

Assets

Current assets
Cash and cash equivalents	$574,940
Accounts receivable, net	6,416,292
Prepaid expenses and other current assets	218,593
Total current assets	7,209,825

Property and equipment, net	538,744

Other assets
Deferred loan costs, net	26,858
Intangible assets, net	96,180
Goodwill	5,856,270
Loans receivable - stockholders	162,500
Deposits	23,914
Total other assets	6,165,722

Total assets	$13,914,291

Number Six Software, Inc. and Subsidiaries

Consolidated Balance Sheet

Liabilities, Redeemable Preferred Stock and Deficiency in Stockholders’ Equity
Current liabilities
Note payable - line of credit	$2,320,432
Notes payable	1,957,564
Accounts payable and accrued expenses	970,100
Accrued salaries and related liabilities	873,449
Deferred revenue	175,121
Accrued income taxes payable	596,320
Deferred income taxes	241,500
Total current liabilities	7,134,486

Long term liabilities
Notes payable	955,106
Deferred income taxes	95,400
Total long term liabilities	1,050,506

Total liabilities	8,184,992

Commitments and contingencies

Redeemable Preferred Stock
Series A preferred stock - liquidation value $4,490,129	12,646,033
Series B preferred stock - liquidation value $1,902,375	3,992,286

Deficiency in stockholders’ equity
Common stock - $.01 par value, 7,500,000 shares authorized, 3,576,035 shares issued and 3,110,256 shares outstanding	35,760
Treasury stock, at cost, 465,779 shares	(1,152,936)
Accumulated deficit	(9,791,844)
Total deficiency in stockholders’ equity	(10,909,020)

Total liabilities, redeemable preferred stock and deficiency in stockholders’ equity	$13,914,291

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Number Six Software, Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2006

Services revenue	$29,443,825

Operating costs and expenses
Cost of services	22,275,499
Selling, general and administrative	5,149,004
Total operating costs and expenses	27,424,503

Income from operations	2,019,322

Other income (expense)
Interest income	15,723
Other income	69,098
Interest expense	(436,985)
Loss on sale of property and equipment	(99,605)
Total	(451,769)

Net income before provision for income taxes	1,567,553

Provision for income taxes	444,710

Net income	1,122,843

Less: preferred stock dividends and accretion (See Note 18)	(5,046,481)

Net loss attributable to common stockholders	$(3,923,638)

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Number Six Software, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity

Year Ended December 31, 2006	Common Stock	Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total

Balance, January 1, 2006	$33,845	$—	$(1,152,237)	$(6,192,958)	$(7,311,350)
Common stock, 34,431 shares issued for cash under the employee stock purchase plan	345	111,554	—	—	111,899
Common stock, exercise of options for 1,907 shares	19	4,749	—	—	4,768
Treasury stock, 215 shares purchased for $699 in cash	—	—	(699)	—	(699)
Common stock, 63,645 shares issued as earn-out after the purchase of Praxis Solutions, LLC at $1.21 per share	636	76,374	—	—	77,010
Common stock, 91,531 shares issued as earn-out after the purchase of Inner Vista Corporation at $1.21 per share	915	109,838	—	—	110,753
Stock compensation expense	—	22,237	—	—	22,237
Dividend accrued, not paid, for 7% of the Original Issue Price of Series A and B preferred stock	—	—	—	(203,000)	(203,000)
Accretion on mandatory redeemable Series A and B preferred stock	—	(324,752)	—	(4,518,729)	(4,843,481)
Net income	—	—	—	1,122,843	1,122,843

Balance, December 31, 2006	$35,760	$—	$(1,152,936)	$(9,791,844)	$(10,909,020)

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Number Six Software, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

Cash flows from operating activities
Net income	$1,122,843
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	833,672
Loss on sale of property and equipment	99,605
Bad debt expense	31,878
Stock compensation expense	22,237
Deferred income taxes	(428,400)
(Increase) decrease in
Accounts receivable	(1,096,230)
Prepaid expenses and other current assets	(29,782)
Deposits	(17,103)
Increase (decrease) in
Accounts payable and accrued expenses	243,365
Accrued salaries and related liabilities	251,808
Deferred revenue	10,148
Accrued income taxes payable	402,020

Net cash provided by operating activities	1,446,061

Cash flows from investing activities
Proceeds from sale of property and equipment	14,237
Purchases of property and equipment	(189,467)
Earn-out payments from the acquisition of businesses	(660,058)
Cash repayments of loans receivable	137,500

Net cash used by investing activities	(697,788)

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Number Six Software, Inc. and Subsidiaries

Consolidated Statement of Cash Flows (Continued)

Year Ended December 31, 2006

Cash flows from financing activities
Net payments on line of credit	$(62,157)
Proceeds from note payable	250,000
Payments on notes payable	(578,086)
Payments on capital leases	(105,218)
Proceeds from sale of common stock	116,667
Acquisition of treasury stock	(699)

Net cash used by financing activities	(379,493)

Net change in cash and cash equivalents	368,780

Cash and cash equivalents at beginning of year	206,160

Cash and cash equivalents at end of year	$574,940

Supplemental information:
Interest paid	$436,985

Income taxes paid	$471,090

Acquisition of property and equipment under capital leases	$63,852

Promissory notes issued as part of the acquisition of businesses	$1,391,072

Stock issued for the acquisition of businesses	$187,763

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

1.	Organization and significant accounting policies

Organization: Number Six Software, Inc. (The Company) was originally incorporated in the District of Columbia on October 12, 1994 and reincorporated under the laws of the Commonwealth of Virginia on July 25, 2000.

On March 25, 2003, the Company reincorporated under the laws of Delaware. In connection therewith, each outstanding share of common stock of the Virginia Company was exchanged for one share of the common stock of the Delaware Company.

 The Company provides software consulting and development services with specialization in object-oriented and client/server software services.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Number Six Software, Inc. and its subsidiaries: Number Six Software (Virginia), Inc., Number Six Software (Indiana), LLC, CrossLogic Development Corporation, and Enterprise Configuration Management Solutions (ECMS) (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of accounting estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue: Revenue from fixed-price type contracts is recognized under the percentage-of-completion method of accounting, with costs and estimated profits included in contract revenue as work is performed. If actual and estimated costs to complete a contract indicate a loss, provision is made currently for the loss anticipated on the contract. Revenue from time and materials contracts is recognized as costs are incurred at amounts represented by the agreed-upon billing amounts.

Revenue recognized on contracts for which billings have not been presented to customers at year end is included in the accounts receivable classification on the accompanying consolidated balance sheet.

Payments received in advance of the performance of services are included in the accompanying consolidated balance sheets as deferred revenue.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

1.	Organization and significant accounting policies (continued)

Cash and cash equivalents: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. The Company maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.

Accounts receivable: The face amount of accounts receivable is reduced by an allowance for doubtful accounts. The allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts.

Property and equipment: Property and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter.

Assets leased under agreements that have been classified as capital leases are recorded at the lesser of the net present value of the future minimum lease payments or fair market value as of the beginning of the lease term, and are amortized using the same methods as described above for purchased property and equipment.

Depreciation expense for the year ended December 31, 2006 was $463,457.

Deferred loan costs: The costs of obtaining financing have been capitalized and are being amortized over the life of the loan of two years. At December 31, 2006, the capitalized costs in the accompanying consolidated balance sheets are net of accumulated amortization of $44,760. Amortization expense for the year ended December 31, 2006 was $35,808.

Intangible assets: Intangible assets are recorded at fair value on the date of acquisition of businesses and are being amortized using the straight-line method over estimated lives of the contracts ranging from one to four years. Amortization expense for the year ended December 31, 2006 was $334,407.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

1.	Organization and significant accounting policies (continued)

Goodwill:  Goodwill represents the excess of the purchase price of the net assets acquired from Praxis Solutions, LLC, Inner Vista Corporation, DBA Vista Innovation, CrossLogic Development Corporation, and Enterprise Configuration Management Solutions (ECMS) over the fair value of those net assets. The changes in the carrying amount of goodwill for the year ended  December 31, 2006 is as follows:

Balance as of January 1, 2006	$ 3,617,377
Goodwill related to earn-out payments in cash and stock related to the acquisition of Praxis Solutions, LLC	490,868
Goodwill related to earn-out payments in cash and stock related to the acquisition of Vista Innovation	294,414
Goodwill related to earn-out payments in cash and stock related to the acquisition of CrossLogic Development Corporation	860,601
Goodwill related to earn-out payments in cash and stock related to the acquisition of ECMS	593,010

Balance as of December 31, 2006	$ 5,856,270

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. SFAS 142 requires goodwill to be tested for impairment on an annual basis, and between annual tests in certain circumstances, and written down when impaired. The Company reviews its goodwill balance for impairment annually or whenever circumstances indicate it may not be recoverable. The Company has determined that there is no impairment at December 31, 2006. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings.

Income taxes:  Current income tax expense is the amount of income taxes expected to be payable for the current year. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

1.	Organization and significant accounting policies (continued)

Stock Options:   Effective January 1, 2006, the Company measures compensation expense for its employee stock-based compensation plans under principles established by Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, which requires that compensation expense be recorded in operations for all grants issued or modified after January 1, 2006. The value of the option grants is determined at the grant date and recognized over the requisite service period.  Prior to January 1, 2006 stock-based compensation was determined using the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Under APB No. 25, compensation expense is only recognized for the excess of fair market value of the Company’s stock over the exercise price of the option.  Since the Company generally issued options with an exercise price equal to fair market value, no compensation expense for options granted to employees was reflected in income prior to January 1, 2006.

The pro forma effects of stock-based compensation on net income for employee stock options granted prior to January 1, 2006, have been estimated at the date of grant, using a Black-Scholes option pricing model.  For purpose of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net income over the options’ vesting period.  The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation, for options for which were granted prior to January 1, 2006.

Net income	$1,122,843
Add: Compensation expense related to stock options included in net income	22,237
Deduct: Total stock-based compensation expense determined under the fair value based method for all awards, net of related tax effects	(33,899)

Pro-forma net income	$1,111,181

Compensation expense for options is determined using the Black-Scholes model.  Significant assumptions underlying the Black-Scholes valuations are presented below, for options granted during the year ended December 31, 2006:

Volatility	40.00%
Expected term	5 years
Annual dividend rate	—%
Risk free interest rate	4.85%
Estimated annual forfeiture rate	25.00%

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

1.	Organization and significant accounting policies (continued)

Expected term represents management’s best estimate of the term of the options.  Volatility was determined by reference to the historical volatility of comparable companies in the same industry, as the Company’s own shares lack sufficient trading history to determine volatility.  The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant.

2.	Acquisition of CrossLogic Development Corporation (CrossLogic)

On November 1, 2005, the Company acquired all of the issued and outstanding common stock of CrossLogic Development Corporation (CrossLogic). Additional consideration is contingent on achieving specified earnings levels in 2006 and 2007. If specified earnings levels are met, the Company will record the additional purchase price as an adjustment to goodwill. As of December 31, 2006, $860,601 related to the first earn-out period was accrued in notes payable in the accompanying consolidated balance sheet resulting in a corresponding increase to goodwill. There can be no assurance that additional contingencies will not result in a change to the purchase price.

3.	Acquisition of Enterprise Configuration Management Solutions (ECMS)

On November 4, 2005, the Company acquired all of the issued and outstanding common stock of Enterprise Configuration Management Solutions (ECMS). Additional consideration is contingent on achieving specified earnings levels in 2006 and 2007. If specified earnings levels are met, the Company will record the additional purchase price as an adjustment to goodwill. As of December 31, 2006, $593,010 related to the first earn-out period was accrued in notes payable in the accompanying consolidated balance sheets resulting in a corresponding increase to goodwill. There can be no assurance that these contingencies will not result in a change to the purchase price.

4.	Accounts receivable	Accounts receivable at December 31, 2006, consist of amounts due under contracts in progress with Federal government agencies and commercial entities. The components of accounts receivable are:

Billed receivables	$4,280,527
Unbilled receivables	2,156,641

Total	6,437,168
Less: Allowance for doubtful accounts	(20,876)

Total	$6,416,292

The billed accounts receivable are pledged as collateral for the line of credit.

Of the total receivables as of December 31, 2006, approximately 16% are due from one customer under contracts that generated approximately 17% of total contract revenue for the year ended December 31, 2006.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

5.	Property and equipment	Property and equipment consist of the following at December 31:

Leasehold improvements	$35,064
Furniture and fixtures	107,562
Computer equipment and software	895,956
Vehicles	19,584
Total	1,058,166
Less: Accumulated depreciation and amortization	(519,422)

Net	$538,744

6.	Loans receivable - stockholders

On April 11, 2005, the Company entered into two loan receivable agreements of $150,000 each with minority stockholders with interest at 5%, secured by issued stock, due April 10, 2007.  The proceeds were used to purchase stock of the Company from another stockholder. During 2006, the Company received $137,500 in partial payment for one of the loans.

7.	Intangible assets	Intangible assets consist of the following at December 31, 2006:

	Cost	Accumulated Amortization

Contract backlog	$831,202	$(735,022)

The intangible assets have no residual value at the end of their useful lives.  Amortization expense for the year ended December 31, 2006 was $334,407.  Estimated amortization expense for the next two years as of December 31, 2006 is as follows:

Year Ending December 31	Amount

2007	$75,988
2008	20,192

8.	Note payable - line of credit

The Company has a line of credit agreement with a financial institution.  Under the terms of the agreement, the Company can borrow up to the lesser of $4,000,000, or 80% of eligible accounts receivable less any outstanding letters of credit with interest at the Prime Rate plus a range from .5% to 1.25%. The interest rate at December 31, 2006 was 10.5%. The line is secured by the rights, property, and assets of the Company, cross-collateralized with notes payable from the same institution (Note 9), and contains various financial covenants, including fixed charge coverage and liquidity ratios and is subject to periodic review by the bank. The Company was in compliance with the financial covenants as of December 31, 2006.  The line was repaid on November 9, 2007 pursuant to the reorganization (Note 21).

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

9.	Notes payable	Notes payable consist of the following at December 31, 2006:

		Promissory note payable to a financial institution, payable in 48 equal installments of $34,097 plus interest at 8.5%, cross-collateralized with the line of credit (Note 8) from the same financial institution, final payment due in November 2009	$1,227,498

		Promissory note payable to a financial institution, payable in 48 equal installments of $5,208 plus interest at 8.5%, cross-collateralized with the line of credit (Note 8) from the same financial institution, final payment due in June 2010	223,958

		Promissory notes payable to minority stockholders pursuant to the first anniversary earn-out from the purchase of ECMS and CrossLogic, with interest at 3%, secured by a stock escrow, due within a year	1,006,201

		Promissory notes payable to minority stockholders pursuant to the first anniversary earn-out from the purchase of ECMS and CrossLogic, unsecured, to be settled with the issuance of 318,075 shares of common stock	384,871

		Capital leases (Note 10)	70,142

		Total	2,912,670

		Less: Current portion	(1,957,564)

		Long-term portion	$955,106

The following is a schedule of future principal maturities of long-term debt at:

Year Ending December 31	Amount

2007	$1,957,564
2008	486,287
2009	437,569
2010	31,250

Total	$2,912,670

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

10.	Capital leases

The Company leases office equipment as lessee under agreements that are classified as capital leases. The following is a schedule by year of future minimum lease payments under the capital leases together with the net present value of the minimum lease payments as of December 31, 2006:

		Year Ending December 31	Amount

		2007	$62,371
		2008	15,874
		Subtotal	78,245
		Less: Amount representing interest	(8,103)

		Net present value of future minimum lease payments	$70,142

The amount necessary to reduce the minimum lease payments to their net present value is calculated at the interest rates implicit in the lease of 9.06%. The net present value of the minimum lease payments and other balances related to the capital leases are included in the accompanying consolidated financial statements as follows at December 31, 2006:

		Capital lease obligations
		Current portion	$55,521
		Long-term portion	14,621

		Total capital lease obligations	$70,142

		Leased office equipment under capital leases
		Original asset value	$169,521
		Less: Accumulated amortization	(38,086)

		Net book value at end of year	$131,435

		Amortization expense	$48,901

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

11.	Accounts payable and accrued expenses	Account payable and accrued expenses consist of the following at December 31, 2006:

		Accounts payable	$746,838
		Accrued subcontractor expenses	139,904
		Deferred rent	36,734
		GSA IFF payable	36,000
		Accrued interest	10,624

		Total	$970,100

12.	Accrued salaries and related liabilities	Accrued salaries and related liabilities consist of the following at December 31, 2006:

		Bonus payable	$428,522
		Vacation payable	312,084
		Wages, payroll taxes payable, and other withholdings	78,213
		Employer stock purchase plan payable	37,489
		Pension payable	17,141

		Total	$873,499

13.	Retirement plan

The Company sponsors a 401(k) tax deferred retirement plan under the Internal Revenue Code to provide retirement benefits for all eligible employees over 21 years of age. Employees are eligible to participate in the plan immediately. Participating employees may voluntarily contribute a portion of their annual salaries limited to amounts provided by Internal Revenue Service regulations. Participants vest immediately in their salary reduction contributions. Participants vest in the Company’s discretionary matching contributions at a rate of 50% after one year of service and 25% each year thereafter. During the year ended December 31, 2006, the Company made contributions to the plan of $362,531.

14.	Income taxes	For the year ended December 31, 2006, the components of the provision for income taxes consisted of:

		Current
		Federal	$711,039
		State	162,071
		Total	873,110

		Deferred
		Federal	(350,800)
		State	(77,600)
		Total	(428,400)

		Provision for income taxes	$444,710

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

14.	Income taxes (continued)

The provision for income taxes for the year ended December 31, 2006 reflected in the accompanying consolidated financial statements varies from the amount which would have been computed using statutory rates as follows:

		Federal income tax computed at statutory rate	$331,500
		State income tax, net of Federal income tax effect	73,400
		Permanent differences	39,810

		Provision for income taxes	$444,710

The deferred income tax liability represents an estimate of the income tax that will be due in future periods from the cumulative temporary differences recognized for financial reporting purposes from that recognized for income tax reporting purposes. At December 31, 2006, the components of these temporary differences and the deferred tax liability were as follows:

		Accounts receivable	$20,876
		Prepaid expenses and other current assets	(197,338)
		Property and equipment	41,982
		Intangible assets	(96,180)
		Accounts payable and accrued expenses	36,734
		Accrued salaries and related liabilities	165,842
		Impact of change from cash to accrual method of accounting for income tax purposes	(844,093)

		Net temporary differences	(872,177)

		Net deferred tax liability	$336,900

Effective January 1, 2004, the Company changed its accounting method for income tax reporting from the cash method to the accrual method. At that date the Company had timing differences related to the cash basis of accounting of $820,723, which is being recognized equally over four years beginning in 2004. The Company’s subsidiaries were also required to change accounting methods for income tax reporting from the cash method to the accrual method effective the date of each acquisition. During 2004, Praxis and Vista had timing differences related to the cash basis of accounting of $719,624, which is being recognized equally over four years beginning in 2004. During 2005, CrossLogic and ECMS had timing differences related to the cash basis of accounting of $918,012, which is being recognized equally over four years beginning in 2005.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

15.	Operating leases

The Company is obligated, as lessee, under non-cancelable operating leases for office space in Virginia, Indiana, Ohio, and North Carolina that expire at various times through 2010. The Company expects that in the normal course of business, operating leases will be renewed or replaced by other operating leases.

The following is a schedule by years of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2006:

Year Ending December 31	Total

2007	$304,441
2008	290,182
2009	164,791
2010	67,088
2011	33,895

Total	$860,397

Total rent expense for the year ended December 31, 2006 was $571,464.

16.	Commitments and contingencies

Letters of credit: At December 31, 2006, the Company had available a $200,000 standby letter of credit facility from a financial institution. The letter of credit facility is cross-collateralized with the line of credit (Note 8) and the notes payable (Note 9) from the same financial institution. The letter of credit facility was not utilized as of December 31, 2006 and was cancelled November 9, 2007 pursuant to the reorganization (Note 21).

Acquisition earn-out:  During 2004, the Company acquired all of the issued and outstanding limited liability membership units of Praxis Solutions, LLC and all of the issued and outstanding common stock of Inner Vista Corporation, DBA Vista Innovation.  During 2006, $785,282 was recorded as an increase to Goodwill for earn-out payments related to the second earn-out period. No additional consideration is expected for earn-out payments.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

17.	Employee stock purchase plan

The Company adopted an employee stock purchase plan. The plan provides for the issuance of options for the purchase of a maximum of 150,000 shares of the Company’s common stock. The options are granted at no less than fair market value and are exercisable quarterly throughout the year. The primary purpose of the plan is an inducement for continued service with the Company. There were 11,224 shares outstanding at December 31, 2006, which were exercised in January 2007. The following is a summary of the activity under the plan:

	Options Granted	Options Exercised	Dollar Amount	Average price per share

2006	36,901	34,431	$111,902	$3.25

18.	Redeemable preferred stock

At December 31, 2006, the Company is authorized to issue up to 2,500,000 shares of $.01 par value preferred stock. The preferred stock may be issued in one or more series at the discretion of the board of directors. As of December 31, 2006, the board has designated 923,076 of the preferred shares as Series A convertible preferred stock and 327,272 as Series B convertible preferred stock. The remaining 1,249,652 preferred shares are undesignated. At December 31, 2006 and 2005, a total of 923,076 Series A shares were issued and outstanding and a total of 327,272 Series B shares were issued and outstanding.

The change in preferred stock for the year ended December 31, 2006 is as follows:

	Series A	Series B
	Preferred	Preferred
	Stock	Stock

Balance, January 1, 2006	$9,531,647	$2,060,191

Dividend accrued, not paid, for 7% of the Original Issue Price of Series A and B preferred stock	140,000	63,000

Accretion on mandatory redeemable Series A and B preferred stock	2,974,386	1,869,095

Balance, December 31, 2006	$12,646,033	$3,992,286

Preferred dividends of $.15 per share for Series A and $.19 per share for Series B, per annum, or 7% of the preferred original issue price are accumulated until paid. The dividends must be paid in full prior to any payment or dividends to the common stockholders. All unpaid accrued dividends may, at the option of the holder, be paid in cash or converted into common stock at the fair market value of the common stock should the holder elect conversion.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

18.	Redeemable Preferred Stock (continued)

Each holder of preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of preferred stock could be converted. At the option of the holder, each share of preferred stock shall be convertible at any time into the number of shares of common stock which results from dividing the preferred original issue price by the conversion price for the preferred stock that is in effect at the time of conversion. This rate, which is subject to adjustment, is initially set at the original issue price, which would result in a 1-for-1 conversion.

In the event of a liquidation, dissolution, or winding up of the affairs of the Company, the holders of the preferred stock then issued and outstanding shall be entitled to be paid, out of the available funds and assets, prior to and in preference to any payment or distribution of any available funds and assets on any shares of common stock, an amount per share equal to twice the preferred original issue price, plus any accrued but unpaid dividends on such shares. Each share of preferred stock shall automatically be converted into fully paid and nonassessable shares of common stock immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, covering the offer and sale of common stock for the account of the Company in which the aggregate gross public offering price equals or exceeds $25,000,000, with an effective price per share of at least three times the preferred original issue price.

At any time on or after the earliest of December 31, 2007, a material change in the nature of the Company’s business, or the written request of the holders of a majority of the outstanding shares of the preferred stock, the Company shall redeem in cash all of the outstanding shares of the preferred stock at a price per share of the preferred stock equal to that amount of money which the holder of such shares would be entitled to receive in respect of such shares if the Company were sold for a cash amount equal to twice the Company’s revenue for the four full fiscal quarters immediately preceding the notice date.

Because there is no assurance that the preferred stockholders will convert their shares into common stock, the Company is accreting this non-cash charge to the preferred stock balance to its expected redemption value at December 31, 2007. The Company has estimated that redemption value to be $21.5 million. There is no assurance that the Company will pay this, or any other amount. Since this redemption provision does not require the payment of cumulative, but undeclared dividends, the provision for preferred stock accretion represents the additional cost above the stated dividend accrual necessary to reflect the preferred stock balance at $21.5 million by December 31, 2007. The combined dividend and accretion amount is determined on a straight-line basis and will be recognized until December 31, 2007.

Number Six Software, Inc. and Subsidiaries

Consolidating Statements of Operations

19.	Stockholders’ equity	During the year ending December 31, 2006, the Company redeemed 215 shares of common stock from a minority stockholder for $699 in cash.

Each holder of shares of common stock shall be entitled to a number of votes equal to the number of shares of common stock held.

20.	Stock options

The Company had adopted an Incentive Stock Option Plan (ISO), effective 2002, and a Nonqualified Stock Option Plan (NSO), effective 2001, under which options to purchase a maximum of 1,700,000 shares of the Company’s common stock may be issued as of December 31, 2006, with 1,532,000 options designated to the ISO and 168,000 options designated to the NSO. The ISO’s may not be granted at a price less than fair market value at the grant date. The primary purpose of the plan is to reward employees for past services and as an inducement for continued services.

During 2006, the Company issued ISO’s to 56 employees to purchase 745,300 shares of common stock. The Company did not issue any NSO’s during 2006. The options generally vest after the completion of three to five years of service, in accordance with the terms of the individual agreements. The options may be exercised anytime after they vest until they expire, which is generally five or ten years after the grant date, but can be as early as one year after they vest.

The following table summarizes activity in the stock option plan for the year ended December 31, 2006:

	Number of Options	Weighted Average Option Price Per Share

Outstanding January 1, 2006	701,593	$2.19
Options granted	745,300	3.24
Options forfeited or canceled	(229,113)	(2.18)
Options exercised	(1,907)	(2.50)

Options outstanding as of December 31, 2006	1,215,873	$2.84

Options exercisable as of December 31, 2006	205,880	$1.83

Options available for future grant at December 31, 2006	410,481

20.	Stock options (continued)

Options exercisable at December 31, 2006, have a weighted average remaining contractual term of 2.4 years and no aggregate intrinsic value (fair value less option exercise price). Options expected to vest (options outstanding less estimated forfeitures) have no aggregate intrinsic value at December 31, 2006. Total compensation cost at December 31, 2006, remaining to be recognized is $66,712, and is expected to be recognized over a weighted average period of three years. The total fair value of shares vested during the years ended December 31, 2006 was $183,379.

At December 31, 2006, options outstanding were as follows:

Exercise price	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price

$.25 - $.45	18,750	4.33	$0.42
$.66	58,202	1.29	0.66
$1.05	4,874	0.98	1.05
$2.50	319,597	2.74	2.50
$2.75	91,650	4.59	2.75
$3.25	722,800	3.35	3.25

Total	1,215,873	3.84	$2.84

The weighted average grant date fair value of options issued in 2006 was $.16 per share. There was no intrinsic value (fair value less option exercise price) of options exercised during 2006. Total compensation costs recognized in operations for 2006 was $22,237.

21.	Subsequent event	On November 9, 2007, the Company entered into an agreement and plan of merger and reorganization pursuant to which the Company became a wholly owned subsidiary of ATS Corporation.